Exhibit 10.3
DANA HOLDING CORPORATION
PERFORMANCE SHARES AGREEMENT
     THIS AGREEMENT is made as of                                         , 20___ (the “Date of Grant”) by and between Dana Holding Corporation, a Delaware corporation (the “Company”), and                                                              (the “Grantee”). Any undefined terms appearing herein as defined terms shall have the same meaning as they do in the Dana Holding Corporation 2008 Omnibus Incentive Plan (the “Plan”), as amended from time to time (the “Plan”).
     WHEREAS, Grantee is an employee of the Company or one of its Subsidiaries;
     WHEREAS, the Company has established the Plan, a copy of which and related prospectus can be found by logging on to the Company’s Human Resources website at myhr.dana.com and selecting My Money or, free of charge, by written or telephonic request to the Corporate Secretary, and which Plan made a part hereof; and
     WHEREAS, the Company desires to grant to the Grantee an award of                                          Performance Shares (the “Target Performance Shares”) payment of which depends on the Company’s performance as set forth in this Agreement and in a statement of performance goals (the “Statement of Performance Goals”) approved by the Company.
     NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
     1. Earning of Target Performance Shares.
          (a) Performance Measure: The Grantee’s right to receive all of, any portion of, or more than, the Target Performance Shares will be contingent upon the achievement of specified levels of performance by the Company (“Dana Performance Goals”), as set forth in the Statement of Performance Goals and will be measured over the period from January 1, 20___ through December 31, 20___ (the “Performance Period”).
          (b) Below Threshold: If, upon the conclusion of the Performance Period, Dana Performance Goals for the Performance Period falls below the threshold level, as set forth in the performance matrix (“Performance Matrix”) contained in the Statement of Performance Goals, [no] Performance Shares for the Performance Period shall become earned.
          (c) Threshold: If, upon the conclusion of the Performance Period, Dana Performance Goals for the Performance Period equals the threshold level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, ___% of the Target Performance Shares for the Performance Period shall become earned.
          (d) Between Threshold and Target: If, upon the conclusion of the Performance Period, Dana Performance Goals exceed the threshold level, but is less than the target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, the Target Performance Shares shall become earned based on performance during the

Performance Period, as determined by mathematical straight-line interpolation between ___% of the Target Performance Shares and ___% of the Target Performance Shares.
          (e) Target: If, upon the conclusion of the Performance Period, Dana Performance Goals for the Performance Period equals the target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 100% of the Target Performance Shares for the Performance Period shall become earned.
          (f) Between Target and Maximum: If, upon the conclusion of the Performance Period, Dana Performance Goals exceed the target level, but is less than the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, the Target Performance Shares shall become earned based on performance during the Performance Period, as determined by mathematical straight-line interpolation between ___% of the Target Performance Shares and ___% of the Target Performance Shares.
          (g) Equals or Exceeds Maximum: If, upon the conclusion of the Performance Period, Dana Performance Goals for the Performance Period equals or exceeds the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, ___% of the Target Performance Shares shall become earned.
          (h) Conditions; Determination of Earned Award: Except as otherwise provided herein, the Grantee’s right to receive any Performance Shares is contingent upon his or her remaining in the continuous employ of the Company or a Subsidiary through the end of the Performance Period. Following the Performance Period, the Board shall determine whether and to what extent the goals relating to Dana Performance Goals have been satisfied for the Performance Period and shall determine the number of Target Performance Shares that shall have become earned hereunder.
          (i) Modification of Management Objectives: If the Company determines that a change in the business, operations, corporate structure or capital structure of the Corporation, the manner in which it conducts business or other events or circumstances render the measurement of Dana Performance Goals to be unsuitable, the Company may modify the calculation of Dana Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Company deems appropriate.
          (j) Determination Regarding Dana Performance Goals: All determinations involving Dana Performance Goals shall be calculated based on Generally Accepted Accounting Principles in effect at the time Dana Performance Goals are established without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goals are established. Before any Performance Shares are earned or paid, the Compensation Committee and/or Board must certify that any applicable Management Objectives related to the grant of Target Performance Shares have been satisfied.
     2. Pro Rata Earning of Target Performance Shares.
          (a) Death, Permanent and Total Disability or Retirement: Notwithstanding Section 1(j), if, during the Performance Period, but before the payment of any Performance Shares as set forth in Section 4, the Grantee dies or becomes Disabled while in the employ of the

Company or any Subsidiary or in the event of the Normal Retirement of the Grantee during the Performance Period, then the Grantee shall be entitled to receive such number of the Target Performance Shares as is determined pursuant to Section 1 at the conclusion of the Performance Period as if the Grantee had remained in the continuous employ of the Company or a Subsidiary through the end of the Performance Period, based on the Dana Performance Goals during the Performance Period, prorated, based on the number of whole months that Grantee was employed by the Company or any Subsidiary during the Performance Period. Notwithstanding the foregoing, With respect to Performance Shares intended to qualify as “performance-based compensation” within the meaning of section 162(m)4(C), in the event of a Normal Retirement, there will be no distribution of such Performance Shares prior to the attainment of the relevant performance objectives.
          (b) Change in Control: Notwithstanding Section 1(j), if, during the Performance Period, but before the payment of any Performance Shares as set forth in Section 4, a Change in Control of the Company occurs while Grantee is an employee of the Company or any Subsidiary, then the Grantee shall be entitled to receive a pro rata number of the Target Performance Shares provided for under Section 1(e).
     3. Forfeiture of Award. Except to the extent Grantee has earned the right to receive Performance Shares pursuant to Sections 1 or 2 hereof, Grantee’s right to receive Performance Shares shall be forfeited automatically and without further notice on the date that Grantee ceases to be an employee of the Company or any Subsidiary prior to the last day of the Performance Period or, in the event that Section 2(b) applies, on the date on which the Change in Control occurs. In the event that Grantee shall intentionally commit an act that the Compensation Committee and/or Board determines to be materially adverse to the interests of the Company or any Subsidiary, Grantee’s right to receive Performance Shares covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement.
     4. Payment of Performance Shares.
          (a) Except as provided in Sections 4(b) and 4(c), Performance Shares earned as provided in Section 1 hereof shall be paid to Grantee in shares of Common Stock in the calendar year immediately following the close of the Performance Period to which the award relates, but in no event later than two and one-half (2 1/2) months after the close of the Performance Period.
          (b) The prorated portion of the Target Performance Shares earned pursuant to Section 2(a) hereof shall be paid to Grantee or his or her executor or administrator, as the case may be, in shares of Common Stock in the calendar year immediately following the last day of the Performance Period, but in no event later than two and one-half (2 1/2) months after the close of the Performance Period to which the award relates.
          (c) The prorated portion of the Target Performance Shares earned pursuant to Section 2(b) shall be paid to Grantee in shares of Common Stock as soon as practicable following the Change in Control, but in no event later than two and one-half (2 1/2) months following the end of the year in which the Change in Control occurs.

     5. Transferability. Grantee’s right to receive any Performance Shares shall not be transferable nor assignable by Grantee other than by will or by the laws of descent and distribution.
     6. Right to Terminate Employment. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Grantee.
     7. Taxes and Withholding. To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with the payment of any Performance Shares in shares of Common Stock, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the payment of any Performance Shares that the Grantee shall pay such taxes or make arrangements that are satisfactory to the Company for the payment thereof.
     8. Payment of Dividends. No dividends shall be accrued or earned with respect to any Performance Shares until such Performance Shares are earned by the Grantee as provided in this Agreement.
     9. Adjustments. In the event of any change in the aggregate number of outstanding shares of Common Stock by reason of (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any Change in Control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization or partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Board shall adjust the number of Target Performance Shares or Performance Shares then held by the Grantee in such manner as to prevent dilution or enlargement of the rights of the Grantee that otherwise would result from such event. Moreover, in the event of any such transaction or event, the Board (or a committee of the Board), in its discretion, may provide in substitution for any or all of the Grantee’s rights under this Agreement such alternative consideration as it may determine to be equitable in the circumstances.
     10. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
     11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, Performance Shares shall not be paid if the payment thereof would result in a violation of any such law.

     12. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent (provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code).
     13. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     14. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Compensation Committee and/or Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the plan, have the right to determine any questions which arise in connection with the grant of Target Performance Shares.
     15. Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.
     16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.
     17. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to Grantee shall be addressed to Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
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     Executed in the name and on behalf of the Company at Toledo, Ohio as of the date first written above.

DANA HOLDING CORPORATION
By:
Name:
Title:

     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive any Performance Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Grantee

Date: